UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 14, 2020
___________________________________________
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
___________________________________________

Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 8.01    Other Events.
Appointments to the Investment Committee of the Advisor
On April 14, 2020, Carter Validus Advisors II, LLC (the “Advisor”), the external advisor to Carter Validus Mission Critical REIT II, Inc. (the "Company"), appointed Kay C. Neely, Chief Financial Officer of the Advisor and Chief Financial Officer, Treasurer and Secretary of the Company, Jason Reed, Chief Investment Officer, Data Centers of the Advisor, Jon Sajeski, Chief Investment Officer, Healthcare of the Advisor, and Jamie Yoakum, Chief Accounting Officer of the Advisor, as members of its Investment Committee (the “Investment Committee”). Michael A. Seton, Chief Executive Officer of the Advisor and Chief Executive Officer and President of the Company, remains a member of the Investment Committee. The primary responsibility for the investment decisions of the Advisor and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with the Investment Committee, which is now comprised of Ms. Neely, Mr. Reed, Mr. Sajeski, Mr. Yoakum and Mr. Seton. Investment decisions require the approval of at least four members of the Investment Committee to acquire, or recommend acquisition of, a property.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

April 14, 2020	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer